XLFleet

May April 18, 2022

Stacey Constas
25 Wave Avenue
Wakefield, MA 01880

Dear Stacey,

On behalf of XL Fleet (the "Company") I am pleased to offer you a position as **General Counsel** reporting directly to the Chief Executive Officer. This letter (the "Offer Letter") describes the terms and conditions of your employment with the Company, subject to the approval of the Company's Board of Directors of this Offer Letter and such terms and conditions.

Responsibilities:

- Such duties as are expected and customary for the General Counsel of a publicly traded growth and innovation-oriented company. Duties and responsibilities to be established and discussed with the CEO and executive team on an ongoing basis.

Offer Specifics:

- **Start Date: May 10nd, 2022,** or another mutually agreed upon date contingent upon the result of a successful background screening.
- **Salary:** You will initially receive a base salary of $280,000 annually, paid in accordance with Company payroll policies. Your base salary will be reviewed on a periodic basis in accordance with Company practice.
- **Sign-On Equity Award:** You will be granted an initial equity award comprised of (i) $250,000 (using a Black-Scholes valuation on the date of grant) in options to purchase shares of the Company's Common Stock with an exercise price equal to the closing price of the Company's Common Stock on the date of grant (the "Options") and (ii) $250,000 in restricted stock units valued at the closing price of the Company's common stock on the date of grant (the "RSUs"). Twenty-five percent (25%) of the RSUs shall vest 12 months your Start Date; of the remaining 75%, an additional 25% of such Options and RSUs shall vest every year on the vesting anniversary date for the next three years.
- **Target Annual Equity Grants**. You will be eligible to participate in the company's annual equity incentive plan.
- **Bonus:** You will be eligible for an annual 40% of base salary target bonus. The actual payout will be based on personal performance and company performance per calendar year and paid out in the first quarter of the following year. You must be an active employee at the time of payment to receive the bonus.
- **Paid Time Off:** XL Fleet has adopted an Open PTO (Paid Time Off) policy, by which each employee is afforded the flexibility to take vacation, take time off for illness and shift schedules as necessary. The Open PTO plan is only available to full-time, exempt (salaried) employees. Eligible employees do not "accrue" PTO days as in traditional plans, and so will not be compensated for "unused" PTO time upon termination. All PTO days require approval from supervisors. Employees are still advised to coordinate with their team members to ensure efficiency and minimal disruption.
- **Expenses:** The Company shall reimburse you for all reasonable and appropriate travel, entertainment and other expenses incurred or paid by you in connection with, or related to, the performance of your duties, in accordance with policies and procedures, and subject to limitations, adopted by the Company from time to time.
- **Withholding:** All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.
- **Health & Welfare Plans:** You will be eligible to participate in all Company Health & Welfare plans starting on the first day of your full-time employment, including but not limited to: Medical, Dental, Vision, 401k, Life and Disability Insurances.
- **Conditions of Employment:** Your employment is conditioned on your compliance with the Immigration Reform and Control Act of 1986, which requires employers to verify the employment eligibility and identity of new employees by requiring such employees to complete an Employment Eligibility Form I-9, which will be forwarded upon receipt of your acceptance. Please complete and return it and the appropriate required documents listed on the form.

145 Newton St. Boston, MA 02135 P 617.648.8500

XLFleet

- **Severance:** The Compensation Committee of the Company has approved a severance policy applicable to its management team. As our General Counsel, you will be entitled to not less than the following:
  - **<u>Non-CIC Termination without Cause or for Good Reason unrelated to your job performance:</u>**
    - Salary: 9 months
    - Benefits Continuation: 9 months
    - Unvested Equity: Forfeited
  - **<u>CIC + Termination without Cause or for Good Reason unrelated to your job performance</u>**
    - Salary: 18 months
    - Benefits Continuation: 18 months
    - Unvested Equity: Accelerated
- **Time:** While employed, you will be required to devote your full business time and your best professional efforts to the performance of your duties and responsibilities for the Company, and to abide by all Company policies and procedures in effect from time to time. All employees may be subject to promotion, transfer or reassignment from time to time, as the Company determines appropriate.
- **Outside Board Service:** With the approval of our Board, you are welcome to serve on the board of directors of a company and entity that does not compete with the Company (whether public, private or non-profit), so long as that service does not materially interfere with your service to the Company. Please communicate with the CEO if you pursue this opportunity.
- **Confidential Information and Restricted Activities:** As a condition of your employment, you will be required to sign the Company's standard Employee Covenants Agreement ("Attachment A"), no later than the first day of your employment.
- **Representations:** You represent and warrant to the Company that your employment with the Company and fulfillment of the duties of your position will not breach or be in conflict with any other agreement you have with any former employer or other person or entity. You also represent and warrant that you are not subject to any covenant against competition or similar covenants, or any other legal obligation, that would restrict or otherwise affect the performance of your duties and responsibilities to the Company. You agree that you will not bring with you, disclose or use on behalf of the Company any confidential or proprietary information of any former employer or other third party without that party's consent.
- **At-Will Status of Employment:** This Offer Letter and your response are not meant to, and do not, constitute a contract of employment for a specific term. Your employment with the Company is at-will. This means that, if you accept this offer, both you and the Company will retain the right to terminate your employment at any time, with or without notice or cause.
- **General:** This Offer Letter and its attachments constitute the entire offer for employment and the entire understanding between the parties regarding this offer for employment, and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Offer Letter. No modification to this Offer Letter will be effective unless in writing and signed by you and an authorized representative of the Company. You may not assign your rights and obligations hereunder without the prior written consent of the Company; the Company may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of the Company's business. The terms of this Offer Letter and the resolution of any disputes as to the meaning, effect, performance or validity of this Offer Letter or arising out of, related to, or in any way connected with, your employment with the Company or any other relationship between you and the Company will be governed by Massachusetts law, excluding laws relating to conflicts or choice of law. You and the Company submit to the exclusive personal jurisdiction of the federal and state courts located in the Commonwealth of Massachusetts in connection with any such dispute or claim.

145 Newton St. Boston, MA 02135 P 617.648.8500

&Fleet Awi]18.2022\- Stacey Constas 25 Wave Avenue Wakefield, MA 01880 Dear Stacey, On behalf of XL Fleet (the "Company'') I am pleased to offer you a position as General Counsel reporting directly to the Chief Executive Officer. This letter (the "ffier Lettef) describes the terms and conditions of your employment with the Company, subject to the approval of the Company's Board of Directors of this Offer Letter and such terms and conditions. Responsibilities:. Such duties as are expected and customary forthe General Counsel of a publicly traded growth and innovation-oriented cornpany, Duties and responsibilities to be established and discussed with the CEO and executive team on an ongoing basis. Offer $pecifics: r Start Date; May 19nt,1022, or another mutually agreed upon date contingent upon the result of a suctessful background screening. o Salary: You will initially receire a base salary of $280,000 annually, paid in accordance with Company payroll policies. Your base salary will be reviewed on a periodic basis in accordance with Company practice. r Sign.On Equity Award: You will be granted an initialequity award comprised of (i) $250,000 {using a Black-Scholes valuation on the date of grant) ln options to purohase shares of the Company's Common Stock with an exercise price equal to the closing price of the Company's Common $tock on the date of grant (the "Optiorrs') and (ii) $250,000 in restricted stock units valued at the closing price of the Company's common stock on the date of grant (the "R$Us'), Twenty-five percent (25%)of he RSUs shallvest 12 months your $tart Date;of the remaining 75a/o,on additional2S% of such Options and RSUs shall vest every year on the vesting anniversary date for the next three years. r Target Annual Equity Grants. You will be eligible to participate in the company's annual equity inoentive plan. r Bonus: You will be eligible for an annual 40% of base salary target bonus. The actual payout will be based on personal performance and company performance per calendar year and paid out in the first quarter of the following year, You must be an active employee at the time of payment to recsive the bonus, . Paid TimE Off: XL Fleet has adopted an Open PTO (Paid Time 0ff) policy, by which each employee is afforded the flexibility to take vacation, take time off for illness and shift schedules as neces$ary, The Open PTO plan is only available to full-time, exempt (salaried) employees. Eligible employees do not 'accrue" PTO days as in kaditional plans, and so will not be compensated for "unused' PTO time upon termination, All PTO days require approval from supervisors. Employees are still advised to coordinate with their team rnembers to ensure efficiency and minimal disruption, r Expenses: The Company shall reimhurse you for all reasonable and appropriate travel, entertainment and other expen$es incurred or paid by you in connection with, or related to, the performance of your duties, in accordance with policies aM procedurcs, and subject to limitations, adopted by the Company from time to time. . !{ithholding: All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be wihheld by the Company under applicable law. r Health & Welfare Plane: You will be eligible to participate in all Company Health & Welfare plans slarting on the first day of your full-time employment, including but not limited to: Medical, Dental, Vision, 401k, Life and Disability lnsurances. r Conditions of Employment Your employment is conditioned 0n your compliance with the lmmigration Reform and Conttol Act of 1986, which requires employers to verify the employment eligibility and identity of new employees by requiring such employees to complete an Employment Eligibility Form l-9, which will be forwarded upon receipt of your acceptance, Please complete afld return it and the appropriate required documents lisbd on the form. 145 Newton St. Boston, MA 02135 P 617.648.8500

XLFleet

- **Severance:** The Compensation Committee of the Company has approved a severance policy applicable to its management team. As our General Counsel, you will be entitled to not less than the following:
  - **<u>Non-CIC Termination without Cause or for Good Reason unrelated to your job performance:</u>**
    - Salary: 9 months
    - Benefits Continuation: 9 months
    - Unvested Equity: Forfeited
  - **<u>CIC + Termination without Cause or for Good Reason unrelated to your job performance</u>**
    - Salary: 18 months
    - Benefits Continuation: 18 months
    - Unvested Equity: Accelerated
- **Time:** While employed, you will be required to devote your full business time and your best professional efforts to the performance of your duties and responsibilities for the Company, and to abide by all Company policies and procedures in effect from time to time. All employees may be subject to promotion, transfer or reassignment from time to time, as the Company determines appropriate.
- **Outside Board Service:** With the approval of our Board, you are welcome to serve on the board of directors of a company and entity that does not compete with the Company (whether public, private or non-profit), so long as that service does not materially interfere with your service to the Company. Please communicate with the CEO if you pursue this opportunity.
- **Confidential Information and Restricted Activities:** As a condition of your employment, you will be required to sign the Company's standard Employee Covenants Agreement ("Attachment A"), no later than the first day of your employment.
- **Representations:** You represent and warrant to the Company that your employment with the Company and fulfillment of the duties of your position will not breach or be in conflict with any other agreement you have with any former employer or other person or entity. You also represent and warrant that you are not subject to any covenant against competition or similar covenants, or any other legal obligation, that would restrict or otherwise affect the performance of your duties and responsibilities to the Company. You agree that you will not bring with you, disclose or use on behalf of the Company any confidential or proprietary information of any former employer or other third party without that party's consent.
- **At-Will Status of Employment:** This Offer Letter and your response are not meant to, and do not, constitute a contract of employment for a specific term. Your employment with the Company is at-will. This means that, if you accept this offer, both you and the Company will retain the right to terminate your employment at any time, with or without notice or cause.
- **General:** This Offer Letter and its attachments constitute the entire offer for employment and the entire understanding between the parties regarding this offer for employment, and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Offer Letter. No modification to this Offer Letter will be effective unless in writing and signed by you and an authorized representative of the Company. You may not assign your rights and obligations hereunder without the prior written consent of the Company; the Company may assign its rights and obligations hereunder to any person or entity that succeeds to all or substantially all of the Company's business. The terms of this Offer Letter and the resolution of any disputes as to the meaning, effect, performance or validity of this Offer Letter or arising out of, related to, or in any way connected with, your employment with the Company or any other relationship between you and the Company will be governed by Massachusetts law, excluding laws relating to conflicts or choice of law. You and the Company submit to the exclusive personal jurisdiction of the federal and state courts located in the Commonwealth of Massachusetts in connection with any such dispute or claim.

145 Newton St. Boston, MA 02135 P 617.648.8500

{-Fleet By your acceptance of this Offer Letter, you agree to abide by the rules, regulations, instructions, personnel practices and policies of the Company, if any, and any changes thercin tlrat may be adopted from time to time by the Company. $tacey, our team is confident you possess the skills and the experience to be successful helping Xl Fleet drive profitable growth, and we look foniuard to you joining the team! Please confirm your acceptance of th'rs offer by signing below and returning this letter tq me no later than close of business on Apn|29,2022. Yours truly, 11 Eric Tech Chief Executive Officer I have read and understand the tenns of the offer set out above. As indicated by my signature below, I hereby accept thi$ offer of employment and agree to he terms and conditions described in this offer lefter. By signing below, I agree that no further promises or commitrpnts werc made to me regarding my employrnent with the Company, except as set forth in this tetter and any attachments hereto. Accepted -., Name Cil/Lt{h It lr,tgXLt AZz Date 145 Newton St. Boston. MA 02135 P 617.648.8500